Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

CSG SYSTEMS SIGNS NEW AGREEMENT

WITH CHARTER COMMUNICATIONS

ENGLEWOOD, Colo. (February 19, 2009) — CSG Systems International, Inc. (NASDAQ: CSGS), a leading provider of customer interaction management and billing solutions, today announced it has entered into an agreement with Charter Communications, Inc. (NASDAQ:CHTR), the third-largest publicly traded cable operator in the United States, to expand the use of CSG solutions supporting Charter’s national video, high-speed data, and telephony footprint through December 31, 2014.

CSG currently provides customer interaction management solutions to approximately 60% of Charter’s customers. Under the agreement, Charter plans to convert its remaining customers to CSG’s solutions, with conversions expected to begin in late 2009. At this time, CSG does not expect the new agreement to have a significant impact on its 2009 results of operations.

“We are pleased with the opportunity to extend our relationship with Charter Communications and to build upon our partnership that has been in place for over a decade,” said Mike Scott, executive vice president and chief operating officer at CSG. “We look forward to assisting Charter in addressing its business needs and expanding the use of our solutions to deliver quality customer interactions, launch new products, increase customer value, and achieve operating efficiencies.”

“CSG has become a proven partner to Charter, with a firm understanding of both Charter’s and our customers’ needs,” said Joe Stackhouse, senior vice president of customer operations at Charter Communications. “As we continue to drive improvements in the customer experience, CSG can help us to achieve operational efficiencies and effective interactions across our national footprint.”

About Charter Communications

Charter Communications, Inc. is a leading broadband communications company and the third-largest publicly traded cable operator in the United States. Charter provides a full range of advanced broadband services, including Charter Digital Home™ video entertainment programming, Charter High-Speed® Internet access, and Charter Telephone®. Charter Business™ similarly provides scalable, tailored, and cost-effective broadband communications solutions to business organizations, such as business-to-business Internet access, data networking, video and music entertainment services, and business telephone. Charter’s advertising sales and production services are sold under the Charter Media® brand. More information about Charter can be found at www.charter.com.

About CSG Systems

Headquartered in Englewood, Colorado, CSG Systems International, Inc. (NASDAQ: CSGS) is a customer interaction management company that provides software- and services-based solutions that help clients engage and transact with their customers. With a 25-year heritage in providing customer management and billing solutions to North American cable and direct broadcast satellite companies, CSG has broadened its customer interaction management capabilities to proudly serve this client base as well as new, highly competitive industries including financial services, healthcare, utilities and more. Today, CSG’s solutions reach more than half of all U.S. households each month and manage over $36 billion in transactions annually on its clients’ behalf. For more information, visit our website at www.csgsystems.com.

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, which are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. These factors include, but are not limited to: 1) the concentration of approximately two-thirds of CSG’s revenues with four clients; as a result, the loss of business from any one of those clients could potentially have a material adverse impact to CSG’s financial results; 2) continued market acceptance of CSG’s Advanced Convergent Platform (ACP) and related products and services; 3) CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner; 4) CSG’s dependency on the North American communications industry; as a result, key market factors such as further industry consolidation, new market entrants that may not be clients of CSG, macroeconomic conditions affecting the credit and equity markets generally, and/or the financial status of CSG clients may affect CSG’s ability to maintain and expand market share; 5) increasing competition in our market from companies of greater size and with broader presence in the communications sector, thus exerting greater influence over client buying decisions; 6) CSG’s ability to successfully integrate and manage acquired businesses, technology or assets to achieve the expected strategic, operating and financial goals established for such acquisitions; 7) CSG’s continued ability to protect its intellectual property rights; and 8) CSG’s dependency on a variety of computing environments and communications networks, as well as risks inherent to transitioning data centers, thus subjecting CSG to the risks of extended interruptions, outages, unauthorized access and corruption of data. This list is not exhaustive and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

Media Relations:

Elise Brassell

CSG Systems International

Phone: (303) 804-4962

E-mail: elise_brassell@csgsystems.com

Investor Relations:

Kathleen Marvin

CSG Systems International

Phone: (303) 804-4941

E-mail: kathleen_marvin@csgsystems.com

###